                                                                    EXHIBIT 2.1

                              AGREEMENT OF MERGER

                                  by and among

                     HOMESTEAD VILLAGE LIMITED PARTNERSHIP,
                         and certain of its affiliates,

                                      and

                            HPT HSD PROPERTIES TRUST

                          ___________________________

                                February 4, 1999

                              AGREEMENT OF MERGER
                              -------------------


     THIS AGREEMENT OF MERGER is made as of the 4th day of February, 1999, by and among (i) HOMESTEAD VILLAGE LIMITED PARTNERSHIP, a Delaware limited partnership (the "Partnership"), (ii) HOMESTEAD VILLAGE INCORPORATED, a Maryland
                  -----------
corporation ("HSD"), (iii) HVI INCORPORATED, a Delaware corporation ("HVI"),
              ---                                                     ---
(iv) ATLANTIC HOMESTEAD VILLAGE LIMITED PARTNERSHIP, a Delaware limited partnership (the "Atlantic Partnership"), (v) ATLANTIC HOMESTEAD VILLAGE (1)
                  --------------------
INCORPORATED, a Maryland corporation ("Atlantic Corp" and, together with the
                                       -------------
Partnership, HSD, HVI and the Atlantic Partnership, jointly and severally, the

"HSD Parties"), and (vi) HPT HSD PROPERTIES TRUST, a Maryland real estate
------------
investment trust (the "Company").
                       -------

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Partnership is the owner of all the Properties (all capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in Section 1); and
                          ---------

     WHEREAS, the Company desires to acquire the Properties by merging the Partnership into the Company, subject to and upon the terms and conditions set forth below; and

     WHEREAS, the HSD Parties wish to transfer all of the Properties to the Company by merging the Partnership into the Company, subject to and upon the terms and conditions set forth below; and

     WHEREAS, HVI and the Atlantic Partnership are the holders of one hundred percent (100%) of the interests in the Partnership; and

     WHEREAS, Atlantic Corp is the sole general partner of Atlantic Partnership; and

     WHEREAS, HSD owns, directly or indirectly, all of the outstanding capital stock of and all other interests in HVI, the Atlantic Partnership and Atlantic Corp and the transactions contemplated by this Agreement are of direct and material benefit to HSD;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the HSD Parties and the Company hereby agree as follows:

     SECTION 1.   DEFINITIONS
     ----------   -----------

     Capitalized terms used in this Agreement shall have the meanings set forth below or in the Section of this Agreement referred to below:

     1.1 "Agreement" shall mean this Agreement of Merger, together with
          ---------
Schedules A through G attached hereto, as it and they may be amended from time
---------------------
to time as herein provided.

     1.2  "Agreement to Lease" shall mean that certain Agreement to Lease, dated
           ------------------
as of the date hereof, by and between the Company and HSD, as it may be amended, restated, supplemented or otherwise modified from time to time.

     1.3 "Allocable Purchase Price" shall mean, with respect to any Property,
          ------------------------
the applicable amount set forth on Schedule A to this Agreement.
                                   ----------

     1.4 "Assets" shall mean, with respect to any Hotel, collectively, all of
          ------
the Real Property, the FF&E, the Documents, the Improvements, the Intangible Property and the Tenant Leases owned by the Partnership in connection with or relating to such Hotel and excluding any Excluded Assets.

     1.5 "Atlantic Corp" shall have the meaning given such term in the first
          -------------
paragraph of this Agreement.

     1.6 "Atlantic Partnership" shall have the meaning given such term in the
          --------------------
first paragraph of this Agreement.

     1.7 "Balance Sheet" shall have the meaning given such term in Section
          -------------                                            -------
7.14(a).
-------

     1.8 "Business Day" shall mean any day other than a Saturday, Sunday or any
          ------------
other day on which banking institutions in The Commonwealth of Massachusetts are authorized by law or executive action to close.

     1.9  "Closing" shall have the meaning given such term in Section 4.1(a).
           -------                                            --------------

     1.10 "Closing Date" shall have the meaning given such term in Section
           ------------                                            -------
4.1(a).
------

     1.11 "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

     1.12 "Company" shall have the meaning given such term in the first
           -------
paragraph of this Agreement.

      1.13 "Company Benefit Arrangement" shall mean any benefit arrangement
            ---------------------------
maintained by the Partnership or any of its ERISA Affiliates (or maintained by any such Person within the preceding 6 years), covering any employees, former employees, directors or former directors of the Partnership or any of its ERISA Affiliates, or the beneficiaries of any of them.

      1.14  "Company Employee Benefit Plan" shall mean any Employee Benefit Plan
             -----------------------------
that is sponsored or contributed to by the Partnership of any of its ERISA Affiliates (or that has been maintained by any such Person within the preceding 6 years) covering the employees or former employees of the Partnership or any of its ERISA Affiliates.

      1.15  "Contracts" shall mean, with respect to any Property, all hotel
             ---------
licensing agreements and other service contracts, equipment leases, booking agreements and other arrangements or agreements to which the Partnership is a party affecting the ownership, repair, maintenance, management, leasing or operation of such Property, to the extent the Partnership's interest therein is assignable or transferable, except to the extent transferred to the Tenant or terminated prior to the Closing.

      1.16 "Defective Property" shall have the meaning given such term in
            ------------------
Section 3.2(a).
--------------

      1.17  "Delaware Law" shall mean Sections 17-101 et. seq. of Title 6 of the
             ------------                             --  ---
Delaware Code Annotated.

      1.18 "Documents" shall mean, with respect to any Property, all books,
            ---------
records and files of the Partnership relating to the leasing, maintenance, management or operation of such Property.

      1.19 "Employee Benefit Plan" shall mean any employee benefit plan, as
            ---------------------
defined in Section 3(3) of ERISA.

      1.20  "ERISA" shall mean the Employee Retirement Income Security Act of
             -----
1974, as amended.

      1.21  "ERISA Affiliate" shall mean a Person and/or such Person's
             ---------------
Subsidiaries or any trade or business (whether or not incorporated) which is under common control with such Person or such Person's Subsidiaries or which is treated as a single employer with such Person or any Subsidiary of such Person under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

      1.22 "Excluded Assets" shall mean the items described in Exhibit F,
            ---------------                                    ---------
attached hereto and made a part hereof.

      1.23 "Excluded Properties" shall mean, collectively, all of the properties
            -------------------
identified on Schedule C and any Property
designated an "Excluded Property" pursuant to the applicable provisions of this
               -----------------
Agreement.

      1.24 "FF&E" shall mean, with respect to any Property, all appliances,
            ----
machinery, devices, fixtures, appurtenances, equipment, signs, furniture, furnishings and articles of tangible personal property of every kind and nature whatsoever (other than motor vehicles) owned by the Partnership and located in or at, or used in connection with the ownership, operation or maintenance of such Property.

      1.25 "Financial Statements" shall have the meaning given such term in
            --------------------
Section 7.14(a).
---------------

      1.26 "GAAP" shall mean generally accepted accounting principles as in
            ----
effect on the date of the applicable financial statements.

      1.27 "Hotel" shall mean each hotel located at the properties identified on
            -----
Schedule A, the legal descriptions of which are set forth on Schedules B-1
----------                                                   -------------
through B-18.
------------

      1.28 "HSD" shall have the meaning given such term in the first paragraph
            ---
of this Agreement.

      1.29 "HSD Parties" shall have the meaning given such term in the first
            -----------
paragraph of this Agreement.

      1.30 "HVI" shall have the meaning given such term in the first paragraph
            ---
of this Agreement.

      1.31 "Improvements"  shall mean, with respect to any Property, all
            ------------
buildings, fixtures, signs, walls, fences, landscaping and other structures and improvements situated on, affixed or appurtenant to the Real Property with respect to such Property.

      1.32 "Intangible Property" shall mean, with respect to any Property, all
            -------------------
transferable or assignable permits, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, the Contracts, telephone exchange numbers identified with such Property held by the Partnership and all other transferable intangible property, miscellaneous rights, benefits and privileges of any kind or character with respect to such Property held by the Partnership.

      1.33 "IRS" shall mean the United States Internal Revenue Service.
            ---

      1.34 "Lease" shall mean the lease to be entered into between the Company,
            -----
as landlord, and the Tenant, as tenant, with respect to the Properties pursuant to the Agreement to Lease.

      1.35 "Maryland Law" shall mean Sections 8-101 et seq. of Title 8 of the
            ------------                            -- ---
Corporations and Associations Article of the Annotated Code of Maryland.

      1.36 "Merger" shall mean the merger of the Partnership into the Company as
            ------
provided in Section 2.1.
            -----------

      1.37 "Operating Statements" shall have the meaning given such term in
            --------------------
Section 7.14(b).
---------------

      1.38 "Partnership" shall have the meaning given such term in the first
            -----------
paragraph of this Agreement.

      1.39 "Permitted Encumbrances" shall mean, with respect to any Property,
            ----------------------
(a) liens for taxes, assessments and governmental charges with respect to such Property not yet due and payable or due and payable but not yet delinquent; (b) applicable zoning regulations and ordinances provided the same do not prohibit or impair in any material respect use of such Property as an extended stay hotel as currently operated and constructed; (c) such other nonmonetary encumbrances as do not, in the Company's reasonable opinion, impair marketability and do not materially interfere with the use of such Property as a fully functioning extended stay hotel as currently operated and constructed; (d) UCC Financing Statements which would be permitted pursuant to the terms of Section 21.9 of the Lease; and (e) such other nonmonetary encumbrances with respect to such Property which are not objected to by the Company in accordance with Sections 3.4 and
                                                            ----------------
3.5.
---

      1.40 "Person" shall mean the meaning given such term in the Lease.
            ------

      1.41 "Properties" shall mean, collectively, all of the Assets relating to
            ----------
the properties identified on Schedule A, the legal descriptions of which are set
                             ----------
forth in Schedules B-1--B-18.
         -------------------

      1.42 "Purchase Price" shall have the meaning given such term in Section
            --------------                                            -------
4.2.
---

      1.43 "Real Property" shall mean, with respect to any Property, the real
            -------------
property described in the applicable Schedule B-1 through B-18, together with
                                     -------------------------
all easements, rights of way, privileges, licenses and appurtenances which the HSD Parties may own with respect thereto.

      1.44 "Review Period" shall mean the period commencing on the date of this
            -------------
Agreement and expiring on the first to occur of February 19, 1999 and the Closing Date.

      1.45 "Security Deposit" shall mean an amount equal to Fifteen Million Nine
            ----------------
Hundred Sixty Thousand Dollars ($15,960,000).

      1.46 "Subsidiary" shall have the meaning given such term in the Lease.
            ----------

      1.47 "Surveys" shall have the meaning given such term in Section 3.4.
            -------                                            -----------

      1.48 "Tax Returns" shall have the meaning given such term in Section
            -----------                                            -------
7.16(a).
-------

      1.49 "Taxes" shall have the meaning given such term in Section 7.16(a).
            -----                                            ---------------

      1.50 "Tenant" shall have the meaning given such term in the Lease.
            ------

      1.51 "Tenant Leases" shall mean, with respect to any Property, all leases,
            -------------
rental agreements or other agreements (other than agreements for letting of rooms or other facilities to hotel guests) (including all amendments or modifications thereto) which entitle any person to have rights with respect to the use or occupancy of any portion of such Property.

      1.52 "Title Commitments" shall have the meaning given such term in Section
            -----------------                                            -------
3.3.
---

      1.53 "Title Company" shall mean Chicago Title Insurance Company, or such
            -------------
other title insurance company as shall have been selected by the Company and approved by the HSD Parties, which approval shall not be unreasonably withheld, delayed or conditioned.

      1.54 "To the Knowledge of the HSD Parties" shall mean to the actual
            -----------------------------------
knowledge of David C. Dressler, Jr., Michael D. Cryan and Laura Hamilton, after reasonable inquiry and/or investigation.

      1.55 "Year 2000 Issue" shall mean any significant risk that computer
            ---------------
hardware or software and other mechanical systems used in the operation of the Properties and/or the business or operations of the HSD Parties will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case or dates or time periods occurring prior to January 1, 2000.

      SECTION 2.  MERGER.
      ---------   ------

      2.1  Merger.  Subject to the terms and conditions of this Agreement, on
           ------
the Closing Date, the Partnership shall be merged with and into the Company in accordance with the provisions of and with the effect provided under Delaware Law and Maryland Law. The separate existence of the Partnership shall thereupon cease and the Company shall be the surviving entity of the Merger and shall continue to be governed by Maryland Law. The Merger shall be consummated pursuant to the terms of this Agreement.

     2.2  Declaration of Trust of the Survivor.  The Declaration of Trust of the
          ------------------------------------
Company in effect immediately prior to the Merger shall be the Declaration of Trust of the Company following the Merger, until amended in accordance with Maryland Law.

      2.3  Bylaws.  The Bylaws of the Company in effect immediately prior to the
           ------
Merger shall be the Bylaws of the Company following the Merger, until amended in accordance with Maryland Law.

      2.4  Trustees and Officers.  The trustees and officers of the Company
           ---------------------
immediately prior to the Merger shall be the trustees and officers of the Company following the Merger.

      2.5  Interests in the Company and the Partnership.
           --------------------------------------------

      (a) Each share of beneficial interest of the Company issued and outstanding at the time of the Merger shall remain outstanding from and after the Merger in accordance with its current terms.

      (b) Each interest in the Partnership issued and outstanding immediately prior to the Merger shall, as of the time of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive such holder's allocable share of the Purchase Price. As a result of the Merger, and without any action on the part of the holder thereof, at the time of the Merger, all interests in the Partnership shall be cancelled and retired and shall cease to exist and each holder of and interest in the Partnership shall thereafter cease to have any rights with respect thereto except the right to receive, without interest, such holder's allocable share of the Purchase Price.


      SECTION 3.  DILIGENCE.
      ---------   ---------

      3.1  Diligence Inspections.  For the Review Period and, thereafter, until
           ---------------------
Closing, the HSD Parties shall permit the Company and its representatives to inspect the Properties and the Improvements (including, without limitation, all roofs, electric, mechanical and structural elements, and HVAC systems therein), to perform due diligence, soil analysis and environmental investigations, to examine the books of account and records of the HSD Parties with respect to the Properties and the Partnership, and make copies thereof, at such reasonable times as the Company or its representatives may request by notice to the HSD Parties (which notice may be oral). To the extent that, in connection with such investigations, the Company, its agents, representatives or contractors, damages or disturbs any of the Real Property, the Improvements or FF&E located thereon, the Company shall return the same to substantially the same condition which existed immediately prior to such damage or disturbance. Neither the Company nor any of its agents, representatives or contractors shall have any right whatsoever to alter the condition of any Property, or portion thereof, without the prior written consent of the HSD Parties, which consent shall not be unreasonably withheld, delayed or conditioned. In no event shall any such inspection include any drilling into or under the surface of any Property, soil sampling, water sampling or similar activities commonly known as a "Phase II environmental study" without the prior written consent of the HSD Parties, which consent shall not be unreasonably withheld, delayed or conditioned. In the event that the transactions contemplated by this Agreement are not closed and consummated for any reason, the Company shall, upon the HSD Parties' request, deliver to the HSD Parties all tests, reports and inspections of the Properties made and conducted by the Company or for its benefit or any other documents or information the Company has received pursuant to this Agreement. The Company shall indemnify, defend and hold harmless the HSD Parties from and against any and all expense, loss or damage which the HSD Parties may incur as a result of any act or omission of the Company or its representatives, agents or contractors in connection with such examinations and inspections, other than to the extent that any expense, loss or damage arises from any negligence or misconduct of the HSD Parties. The provisions of this Section 3.1 shall survive the termination of this Agreement
                   -----------
and the Closing.

      3.2  Defective Properties.  (a)  In the event that (i) the Company
           --------------------
reasonably determines that a Property has structural, environmental or other structural defects or conditions such that (x) expenditures equal to or greater than three percent (3%) of the Allocable Purchase Price of such Property are required in order to bring such Property into a reasonably satisfactory condition in accordance with prevailing standards for like hotels or (y) the calculation with respect to such Property of net operating income varies (as determined on a full year rolling basis) by three percent (3%) or more of that set forth in the financial data provided by the HSD Parties to the Company prior to the date hereof (any such Property being hereinafter referred to as a "Defective Property"), and (ii) the Company gives written notice thereof to the
-------------------
HSD Parties no later than the expiration of the Review Period (time being of the essence with respect to the giving of such notice), identifying the Defective Property or Defective Properties and the specific defects with respect thereto, such Property shall, subject to paragraph
(c) below, be deemed an Excluded Property.

     (b) If, prior to the Closing, (i) any Property suffers a casualty or condemnation which would cause such Property to become a Defective Property,
(ii) such Property is not, prior to the Closing, restored to a condition substantially the same as the condition thereof immediately prior to such casualty or condemnation, and (iii) the Company provides written notice thereof to the HSD Parties no later than the Closing Date, time being of the essence, such Property shall, subject to paragraph (c) below, be deemed an Excluded Property. Promptly upon learning of the same, the HSD Parties covenant and agree to provide the Company with prompt written notice of any casualty or condemnation affecting any Property.

     (c) If the Company timely identifies any Defective Property and the Company and the HSD Parties shall, acting reasonably and in good faith, be unable or unwilling to agree that (x) the HSD Parties shall, at their sole cost, remedy the applicable defect prior to the Closing (in which event the HSD Parties shall have the right to adjourn the Closing Date for up to thirty (30) days for such purpose), (y) the Company shall, notwithstanding such defect, acquire the Defective Property subject to a reduction in the Allocable Purchase Price of the Defective Property sufficient to compensate the Company for such defect or (z) on the substitution of another property owned by the HSD Parties for such Defective Property, the Company may, at any time prior to the Closing, designate such Property as an Excluded Property and the Purchase Price shall be reduced by the Allocable Purchase Price of such Property.

      3.3  Title Matters.  Prior to execution of this Agreement, the HSD Parties
           -------------
have ordered from the Title Company and directed the Title Company promptly to deliver to the Company a preliminary title commitment, for an ALTA extended owner's policy of title insurance with respect to each of the Properties, together with complete and legible copies of all instruments and documents referred to as exceptions to title (collectively, the "Title Commitments").
                                                       -----------------

     Prior to the expiration of the Review Period, the Company shall give the HSD Parties notice of any title exceptions (other than Permitted Encumbrances) which adversely affect any Property and as to which the Company reasonably objects. If, for any reason, the HSD Parties are unable or unwilling to take such actions as may be required to cause such exceptions to be removed from the Title Commitments, the HSD Parties shall give the Company notice thereof; it being understood and agreed that the failure of the HSD Parties to give such notice within ten (10) Business Days after the Company's notice of objection shall be deemed an election by the HSD Parties not to remedy such matters. If the HSD Parties shall be unable or unwilling to remove any title defects to which the Company has reasonably objected, the Company may elect (i) to designate such Property an Excluded Property, in which event, the Purchase Price shall be reduced by the Allocable Purchase Price of the affected Property or (ii) to consummate the transactions contemplated hereby, notwithstanding such title defect, without any abatement or reduction in the Purchase Price on account thereof. The Company shall make any such election by written notice to the HSD Parties given on or prior to the fifth Business Day after the HSD Parties' notice of their unwillingness or inability to cure such defect. Failure of the Company to give such notice shall be deemed an election by the Company to proceed in accordance with clause (ii) above and such exception shall be deemed a Permitted Encumbrance.

      3.4 Survey Matters.  Prior to execution of this Agreement, the HSD Parties
          --------------
have arranged for the preparation of an ALTA survey with respect to each of the Properties (collectively, the "Surveys") by a licensed surveyor in the
                               -------
jurisdiction in which each such Property is located, which (i) contains an accurate legal description of the applicable Property, (ii) shows the exact location, dimension and description (including applicable recording information) of all utilities, easements, encroachments and other physical matters affecting such Property, the number of striped parking spaces located thereon and all applicable building set-back lines, (iii) states whether the applicable Property is located within a 100-year flood plain and (iv) includes a certification in the form set forth in Schedule D, or such other form as may be acceptable to the
                      ----------
Company, addressed to the Company, the Title Company and any other persons requested by the Company or designated by the HSD Parties.

     Prior to the expiration of the Review Period, the Company shall give the HSD Parties notice of any matters shown thereon (other than Permitted Encumbrances) which adversely affect any such Property in any material respect and as to which the Company reasonably objects. If, for any reason, the HSD Parties are unwilling or unable to take such actions as may be required to remedy the objectionable matters, the HSD Parties shall give the Company prompt notice thereof; it being understood and agreed that the failure of the HSD Parties to give such notice within ten (10) Business Days after the Company's notice of objection shall be deemed an election by the HSD Parties not to remedy such matters. If the HSD Parties shall be unwilling or unable to remove any survey defect to which the Company has reasonably objected, the Company may elect (i) to designate such Property an Excluded Property, in which event, the Purchase Price shall be reduced by the Allocable Purchase Price of the affected Property or (ii) to consummate the transactions contemplated hereby, notwithstanding such defect, without any abatement or reduction in the Purchase Price on account thereof. The Company shall make any such election by written notice to the HSD Parties given on or prior to the fifth Business Day after the HSD Parties' notice of their inability to cure such defect and time shall be of the essence with respect to the giving of such notice. Failure of the Company to give such notice shall be deemed an election by the Company to proceed in accordance with clause (ii) above and such matter shall be deemed a Permitted Encumbrance.

      3.5 Termination of Agreement.  In the event that more than three (3)
          ------------------------
Properties shall be designated Defective Properties and Excluded Properties pursuant to Section 3.2(c), either the HSD Parties or the Company shall have the
            --------------
right to terminate this Agreement by the giving of written notice thereof to the other on or prior to the Closing Date, whereupon, no party shall have any further rights or obligations under this Agreement except those which expressly survive such termination.

      SECTION 4.  CLOSING.
      ---------   -------

      4.1  Closing.
           -------

      (a)  The closing of the Merger (the "Closing") shall be held at the
                                           -------
offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts, or at such other location as the HSD Parties and the Company may agree, at 10:00 a.m. local time, on a date (the "Closing Date") which is the
                                                 ------------
later to occur of (i) February 23, 1999 and (ii) the date as of which all conditions precedent to the Closing herein set forth have either been satisfied or waived by the party in whose favor such conditions run. In the event that the Closing shall not have occurred on or before March 31, 1999, either party shall have the right, provided such party is not in default under this Agreement, by the giving of written notice thereof to the other, to terminate this Agreement.

      (b) If all of the conditions to the Merger set forth in this Agreement shall have been fulfilled or waived and this Agreement shall not have been terminated, on the Closing Date, the Parties shall (i) execute and deliver to the Secretary of State of the State of Delaware a Certificate of Merger in accordance with Delaware Law and (ii) execute and deliver to the State Department of Assessments and Taxation of Maryland Articles of Merger in accordance with Maryland Law. The Merger shall become effective upon the later of the acceptance for record by the State Department of Assessments and Taxation of Maryland of Articles of Merger and the acceptance for filing of the Certificate of Merger by the Secretary of State of the State of Delaware.

     4.2  Purchase Price.  (a)  At the Closing, the Company shall pay to the
          --------------
HSD Parties a purchase price (the "Purchase Price") in the amount of One Hundred
                                   --------------
Forty-Five Million Dollars ($145,000,000), less the amount of the Security Deposit, which amount shall be held and paid in accordance with the applicable provisions of the Lease, except that there shall be added to or deducted from the Purchase Price such amounts as may be required pursuant to Section 10.
                                                               ----------

     (b) The Purchase Price shall be payable at the Closing by wire transfer of immediately available funds on the Closing Date to an account or accounts to be designated by the HSD Parties prior to the Closing.

     (c) The Purchaser shall pay the Purchase Price as instructed by the HSD Parties and shall have no obligation to determine the adequacy of any portion thereof received by any HSD Party.


     SECTION 5.  CONDITIONS TO COMPANY'S OBLIGATION TO CLOSE.
     ---------   -------------------------------------------

     The obligation of the Company to effect the Merger on the Closing Date shall be subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

     5.1  Closing Documents.  The HSD Parties shall have delivered to the
          -----------------
Company:

     (a) A Certificate of Merger and Articles of Merger, in form and substance as required by Delaware Law and Maryland Law and otherwise reasonably satisfactory to the Company and the HSD Parties, duly executed and acknowledged;

     (b) A copy of the Agreement of Limited Partnership of the Partnership certified as true, correct and complete by the HSD Parties;

     (c) A copy of the Certificate of Limited Partnership of the Partnership certified by the Secretary of State of the State of Delaware;

     (d) A Certificate of Legal Existence for the Partnership issued by the Secretary of State of the State of Delaware and by the Secretary of State of each state in which the Properties are located;

     (e) A duly executed copy of the Lease, all of the Incidental Documents (as such term is defined in the Lease) including, without limitation, an Indemnification Agreement in the form attached hereto as Schedule E, and all
                                                         ----------
other documents
and sums required to be delivered by the HSD Parties and/or the Tenant pursuant to the Agreement to Lease;

     (f) Certified copies of all charter documents, applicable resolutions and certificates of incumbency and legal existence certificates with respect to the HSD Parties and the Tenant;

     (g) A letter of instruction to the Company and the Title Company addressing the allocation of the Purchase Price among the HSD Parties;

     (h) An escrow agreement, in form and substance reasonably satisfactory to the Company and the HSD Parties, providing for the escrow of One Million Five Hundred Thousand Dollars ($1,500,000) by the HSD Parties until the earlier of resolution of the litigation described in Schedule G or the Company is satisfied
                                          ----------
that the Partnership has no liability for such matters; and

     (i) Such other conveyance documents, certificates, deeds, affidavits and other instruments as the Company or the Title Company may reasonably require to effectuate the transactions contemplated by this Agreement.

     5.2  Condition of Properties, Etc.
          -----------------------------

     (a) All the Improvements located on the Real Property shall, except as otherwise provided in Section 3.2, be in substantially the same physical
                      -----------
condition as on the date of this Agreement, ordinary wear and tear excepted;

     (b) No material default or event which with the giving of notice and/or lapse of time could constitute a material default shall have occurred and be continuing under any material agreement benefiting or affecting the Properties in any respect;

     (c) No action shall be pending or threatened for the condemnation or taking by power of eminent domain of all or any material portion of the Properties which would render any Property a Defective Property;

     (d) All material licenses, permits and other authorizations necessary for the current use, occupancy and operation of the Properties shall be in full force and effect;

     (e) There shall have been no material adverse change in the business, affairs or operations of the HSD Parties or the Properties from that reflected in the Financial Statements and Operating Statements; and

     (f) All of the representations and warranties of the HSD Parties set forth in Section 7 shall be true and correct in all material respects as of the
   ---------
Closing Date.

      5.3  Title Policies.  The Title Company shall be prepared, subject only to
           --------------
payment of the applicable premium and endorsement fees and delivery of all conveyance documents in recordable form, to issue to the Company title insurance policies, or endorsements to the Partnership's existing title policies, in form and substance reasonably satisfactory to the Company in accordance with Section
                                                                        -------
3.3, together with such affirmative coverages as the Company may reasonably
---
require and shall have been determined by the Title Company as available prior to the expiration of the Review Period.

      5.4  Opinions of Counsel.  (a)  The Company shall have received a written
           -------------------
opinion from counsel to the HSD Parties, which counsel shall be reasonably acceptable to the Company, in form and substance reasonably satisfactory to the Company, regarding the organization and authority of the HSD Parties and the Tenant, the enforceability of this Agreement, the Certificate of Merger and Articles of Merger, the Lease and the Incidental Documents (as defined in the Lease), the bankruptcy remote nature of the Tenant and such other matters with respect to the transactions contemplated by this Agreement, the Agreement to Lease and the Lease as the Company may reasonably require.

      (b) The Company shall have received a zoning diligence memorandum from local counsel to the Partnership, in form and substance reasonably satisfactory to the Company, regarding the compliance of the Properties with respect to zoning or, in lieu thereof, 3.1 zoning endorsements to the title policies to be issued or endorsed at the Closing.

      5.5  Reliance Letters.  The Company shall have received letters addressed
           ----------------
to the Company, in form and substance reasonably satisfactory to the Company, permitting the Company to rely on the environmental reports, engineering reports and appraisals previously provided to the Company by the HSD Parties, each such letter to be signed and delivered by the preparer of such reports.

      5.6  Excluded Properties.  The HSD Parties shall have provided evidence
           -------------------
satisfactory to the Company regarding (a) the conveyance from the Partnership to another Person of the Excluded Properties, (b) the absence of any liabilities in the Partnership and (c) the absence of any assets in the Partnership other than the Properties, including, without limitation, the Excluded Assets.


      SECTION 6.  CONDITIONS TO PARTNERSHIP'S OBLIGATION TO CLOSE.
      ---------   -----------------------------------------------

      The obligation of the Partnership to effect the Merger on the Closing Date is subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

      6.1  Purchase Price.  The Company shall deliver to the HSD Parties the
           --------------
Purchase Price payable hereunder, by wire transfer of immediately available Federal funds, adjusted as herein provided, less the amount of the Security Deposit.

      6.2  Closing Documents.  The Company shall have delivered to the HSD
           -----------------
Parties:

      (a) Duly executed and acknowledged counterparts of the documents described in Section 5.1, where applicable; and
   -----------

      (b) Certified copies of all charter documents, applicable resolutions and certificates of incumbency with respect to the Company.

      6.3  Opinion of Counsel.  The HSD Parties shall have received a written
           ------------------
opinion from Sullivan & Worcester LLP, counsel to the Company, in form and substance reasonably satisfactory to the HSD Parties, regarding the organization and authority of the Company, the enforceability of this Agreement and the Lease and such other matters with respect to the transactions contemplated by this Agreement as the HSD Parties may reasonably require.


      SECTION 7.  REPRESENTATIONS AND WARRANTIES OF HSD PARTIES.
      ---------   ---------------------------------------------

      To induce the Company to enter into this Agreement, the HSD Parties represent and warrant to the Company as follows:

      7.1  Status and Authority of the HSD Parties.  Each of the HSD Parties is
           ---------------------------------------
duly organized, validly existing and in corporate good standing under the laws of its state of formation, and has all requisite power and authority under the laws of such state and its respective charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Each of the HSD Parties has duly qualified to transact business in each jurisdiction in which the nature of the business conducted by it requires such qualification, except where failure to do so could not reasonably be expected to have a material adverse effect.

      7.2  Action of the HSD Parties.  Each of the HSD Parties has taken all
           -------------------------
necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by any of the HSD Parties on or prior to the Closing Date, such document shall constitute the valid and binding obligation and agreement of such HSD Party, enforceable against such HSD Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

      7.3  No Violations of Agreements.  Neither the execution, delivery or
           ---------------------------
performance of this Agreement by any of the HSD

Parties, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any Property or the Partnership pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which any of the HSD Parties or the Partnership is bound.

      7.4  Litigation.  None of the HSD Parties has received written notice of
           ----------
and, to the knowledge of the HSD Parties, no action or proceeding is pending or threatened and no investigation looking toward such an action or proceeding has begun, which (a) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, (b) will result in any material adverse change in the business, operation, affairs or condition of any of the Properties or any of the HSD Parties, (c) except as disclosed in Schedule G, will result in or
                                            ----------
subject the Properties or any of the HSD Parties to a material liability, or (d) involves condemnation or eminent domain proceedings against any material part of the Properties.

      7.5  Existing Leases, Agreements, Etc.  Other than the laundry leases,
           ---------------------------------
there are no material agreements affecting the Properties or the Partnership which will be binding on the Company subsequent to the Closing Date.

      7.6  Disclosure.  To the knowledge of the HSD Parties, there is no fact or
           ----------
condition which materially and adversely affects the business or condition of the Properties, the Partnership or any of the HSD Parties which has not been set forth in this Agreement, the 1997 10-K, the three 1998 10-Qs, the November 1998 earnings release and the draft February 1999 earnings release of HSD or in the other documents, certificates or statements furnished to the Company in connection with the transactions contemplated hereby.

      7.7  Utilities, Etc.  To the knowledge of the HSD Parties, all utilities
           ---------------
and services necessary for the use and operation of the Properties (including, without limitation, road access, gas, water, electricity and telephone) are available thereto and are of sufficient capacity to meet adequately all needs and requirements necessary for the current use and operation of the Properties. To the knowledge of the HSD Parties, no fact, condition or proceeding exists which would result in the termination or material impairment of the furnishing of such utilities to the Properties.

      7.8  Compliance With Law.  To the knowledge of the HSD Parties, except as
           -------------------
disclosed to the Company in writing not less than ten (10) Business Days prior to the expiration of the Review Period, including in any engineering report, (i) the Properties and the current use and operation thereof do not violate in any material respect any federal, state, municipal and other governmental statutes, ordinances, by-laws, rules, regulations or any other legal requirements, including, without limitation, those relating to construction, occupancy, zoning, adequacy of parking, environmental protection, occupational health and safety and fire safety applicable thereto; and (ii there are presently in effect all material licenses, permits and other authorizations necessary for the current use, occupancy and operation thereof. Except as disclosed to the Company in writing not less than ten (10) Business Days prior to the expiration of the Review Period, none of the HSD Parties has received written notice of any threatened request, application, proceeding, plan, study or effort which would materially adversely affect the present use or zoning of any of the Properties or which would modify or realign any adjacent street or highway in a material and adverse way.

      7.9  Real Estate Taxes.  To the knowledge of the HSD Parties, other than
           -----------------
the amounts disclosed by tax bills, no taxes or special assessments of any kind (special, bond or otherwise) are or have been levied with respect to any of the Properties, or any portion thereof, which are outstanding or unpaid, other than amounts not yet due and payable or, if due and payable, not yet delinquent.

      7.10 Hazardous Substances.  Except as disclosed to the Company or as
           --------------------
described in any environmental report delivered to the Company prior to the expiration of the Review Period, to the knowledge of the HSD Parties, none of the HSD Parties nor any tenant or other occupant or user of any of the Properties, or any portion thereof, has stored or disposed of (or engaged in the business of storing or disposing of) or has released or caused the release of any hazardous waste, contaminants, oil, radioactive or other material on any of the Properties, or any portion thereof, the removal of which is required or the maintenance of which is prohibited or penalized by any applicable Federal, state or local statutes, laws, ordinances, rules or regulations, and, to the knowledge of the HSD Parties, except as disclosed to the Company or as described in any environmental report delivered to the Company prior to the expiration of the Review Period, the Properties are free from any such hazardous waste, contaminants, oil, radioactive and other materials, except any such materials maintained in accordance with applicable law.

      7.11 Ownership Matters.  The HSD Parties are the sole, direct and
           -----------------
indirect, owners of all the general and limited partner interests in the Partnership. The transactions contemplated by this Agreement are of direct material benefit to all of the HSD Parties.

      7.12 Assets.  On the Closing Date, the sole assets of the Partnership will
           ------
be the Properties (other than any Property designated an Excluded Property pursuant to the applicable provisions of this Agreement). As of the Closing Date, the

Partnership will have no outstanding, unsatisfied or executory obligations or liabilities other than the Excluded Assets.

      7.13 Employees.  The Partnership has no employees, is not a party to any
           ---------
employment agreements and has no former employees.

      7.14 Financial Statements.
           --------------------

      (a) The HSD Parties have heretofore furnished to the Company copies of the audited consolidated financial statements of HSD set forth in its Annual Report on Form 10-K (the "10-K") for the fiscal year ended December 31, 1997,
               ----
the unaudited consolidated financial statements of HSD and its Subsidiaries set forth in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998 and a balance sheet for the Partnership as of December 31, 1998 (the "Balance Sheet" and, together with the 10-K and 10Q, collectively, the
           -------------
"Financial Statements").  The Financial Statements, including in each case the
 --------------------
notes thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein, are true, accurate and complete in all material respects, do not contain any untrue statement of a material fact or omit to state a material fact required by GAAP to be stated therein or necessary in order to make the statements contained therein not misleading, and fairly present the results of operations of the HSD Parties on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited financial statements, to normal year-end audit adjustments and accruals.

      (b) The HSD Parties have heretofore furnished to the Company copies of the unaudited operating statements for each of the Properties for the year ended December 31, 1998 (collectively, the "Operating Statements"). The Operating
                                      --------------------
Statements, including in each case the notes thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and, except as otherwise noted therein, are true, accurate and complete in all material respects, do not contain any untrue statement of a material fact or omit to state a material fact required by GAAP to be stated therein or necessary in order to make the statements contained therein not misleading, and fairly present the results of operations of the Properties on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited financial statements, to normal year-end audit adjustments and accruals.

      7.15 Pension and Benefit Plans.  The Partnership has never established or
           -------------------------
maintained, nor is it obligated to make contributions to or under or otherwise participate in, any Company Employee Benefit Plan or Company Benefit Arrangement. The Partnership has no liability with respect to any Company Employee

Benefit Plan or Company Benefit Arrangement that may have been established at any time by any ERISA Affiliate.

      7.16 Tax Matters.
           -----------

      (a) The Partnership has filed when due (including extensions) with local, foreign and other governmental agencies all tax returns, estimates, information and reports ("Tax Returns") required to be filed by the Partnership with respect
              -----------
to all federal, state, local or foreign taxes, levies, imposts, duties, licenses and registration fees, and similar charges, including, without limitation, income taxes, unemployment and social security withholding taxes, sales and use taxes, real estate transfer taxes, and interest, penalties, and additions to tax with respect thereto ("Taxes"). Except where any failure to do so would not
                       -----
have a material adverse effect on the financial condition of the Partnership, the Partnership has paid when due and payable all Taxes or, to the extent of Taxes not yet due and payable, the Partnership has made required estimated payments of or accrued or otherwise adequately reserved in accordance with GAAP for the payment of all Taxes. All such filed Tax Returns are correct and complete in all material respects. The Partnership has not received written notice from any governmental agency in a jurisdiction in which it does not file a Tax Return stating that it is or may be subject to taxation by that jurisdiction. The Partnership is not a party to or bound by any agreement providing for the allocation or sharing of Taxes. Any and all Taxes in respect of periods commencing on or prior to the Closing Date and ending after such date shall be apportioned in the manner prescribed by Section 10.
                                                 ----------

      (b) No Taxes have been assessed or asserted in writing in respect of any Tax Returns filed by the Partnership or claimed to be due by any taxing authority or otherwise that are not accrued or adequately reserved for in accordance with GAAP. No Tax Return of the Partnership has been or, to the Partnership's knowledge, is currently being examined or audited by the IRS or other taxing authority (whether foreign or domestic). The Partnership has not executed or filed with the IRS or any other taxing authority (whether foreign or domestic) any agreement, waiver, or other document extending, or having the effect of extending, the period for assessment or collection of any Taxes, which extension or waiver is still in effect. The Partnership has delivered to the Company correct and complete copies of all examination reports, statements of deficiencies and similar documents prepared by the IRS or any other taxing authority with respect to the Partnership that have been received by the Partnership. All final adjustments made by the IRS with respect to any Tax Return of the Partnership have been reported to the relevant state, local, or foreign taxing authorities to the extent required by law, except where the failure to do so would not have a material adverse affect on the financial condition of the Partnership. No requests for ruling or determination letters or any similar documents filed by the Partnership with respect to the Partnership are pending with any taxing authority. The Partnership has no liability to any Person, with respect to Taxes paid, owed or to be paid for periods of time during which the Partnership or any predecessor of the Partnership was a member of a consolidated group.

      (c) The Partnership has not filed a consent pursuant to Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned directly or indirectly by it. No property of the Partnership is property that is or will be required to be treated as (A) being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (B) "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code, or (C) subject to a lease under
Section 7701(h) of the Code. The Partnership does not have a permanent establishment in any foreign country and does not operate or conduct a business through any branch in any foreign country. The Partnership has not agreed to and the Partnership is not required to make any adjustment pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in the accounting method initiated by either the Partnership or its general partner, and neither the Partnership nor its general partner has any knowledge that the IRS or other governmental authority has proposed any such adjustment or change in accounting method. The Partnership has not executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law.

      (d) The Partnership has at all times been classified as a partnership under the Code, and not as a publicly traded partnership treated as a corporation under Section 7704 of the Code; the Partnership has at all times been similarly classified under any similar provisions of state, local or foreign law.

      (e)  Except for Taxes to be apportioned under Section 10.1 or other Taxes
                                                   ------------
reserved for in accordance with GAAP under Section 7.16(a), the performance of
                                           ---------------
the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent event, or upon the lapse or passage of time, or both) result in the Partnership being subject to additional Taxes.

      (f) The performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent event, or upon the lapse of passage of time, or both) result in any payment that would constitute an

"excess parachute payment" within the meaning of Section 280G of the Code.

      (g) Copies of all Tax Returns required to be filed by the Partnership (including any predecessors) for any prior period during which the Partnership (or any predecessor) was in existence, together with all schedules and attachments thereto, have been delivered to the Company.

      (h) Each owner of any interest in the Partnership is a United States person for purposes of Sections 1445(f)(3), 1446(e), and 7701(a)(30) of the Code.

      7.17 Insurance.
           ---------

      (a) The Partnership maintains and has at all times since its inception maintained commercially reasonable insurance providing coverage against, among other matters, property damage and other casualty loss, personal injury, workers' compensation claims (if required), general liability, and other similar risks and matters incident to the conduct of the business of the Partnership and similarly situated businesses and in a manner and in an amount that is consistent with industry practice. The Partnership regularly accrues, and the financial statements of the Partnership reflect the accrual of, adequate reserves against loss contingencies, in accordance with GAAP, arising from known and incurred claims against the Partnership. Based on the past claims experience of the Partnership, such insurance together with such reserves is reasonably likely to cover adequately any loss contingencies and, to the Partnership's knowledge, all policies of such insurance, are binding and effective upon the issuers (each of whom is reputable and creditworthy) in accordance with their respective terms.

      (b) The Partnership has not received written notice from any insurance carrier of defects or inadequacies in the Properties which, if uncorrected, would result in a termination of insurance coverage or a material increase in the premiums charged therefor.

      7.18 Year 2000.  The HSD Parties have reviewed their business and
           ---------
operations with a view to assessing whether any of their respective businesses or operations will be vulnerable to a Year 2000 Issue and, based on such review, to the knowledge of the HSD Parties, there will be no Year 2000 Issue with respect to the Properties or any of the HSD Parties' respective businesses or operations.

      The representations and warranties made in this Agreement by the HSD Parties shall be continuing and shall be deemed remade by the HSD Parties as of the Closing Date with the same force and effect as if made on, and as of, such date; provided, however, that, the HSD Parties shall have the right, from time
      --------  -------
to time prior to the Closing Date, to modify the representations and warranties as a result of changes in condition of the Properties by notice to the Company and, in such event, the Company shall have the rights provided in Section 3.2
                                                                  -----------
and 5.2(f).  The HSD Parties' liability with respect to all representations and
----------
warranties made in this Agreement by the HSD Parties with respect to Sections
                                                                     --------
7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.17 and 7.18 shall survive the Closing for a
--------------------------------------------
period of one (1) year, after which the HSD Parties shall have no liability with respect thereto other than as to any matters for which claims have been asserted prior to the expiration of such one (1) year period. The representations and warranties made in this Agreement by the HSD Parties with respect to Sections
                                                                     --------
7.1, 7.2, 7.3, 7.4, 7.11, 7.12, 7.13, 7.14, 7.15 and 7.16 shall survive
---------------------------------------------------------
indefinitely. In no event shall the aggregate liability of the HSD Parties for breach of representations and warranties exceed the Purchase Price.

     Except as otherwise expressly provided in this Agreement or any documents to be delivered to the Company at the Closing, the HSD Parties disclaim the making of any representations or warranties, express or implied, regarding the Properties or matters affecting the Properties, whether made by the HSD Parties, on the HSD Parties' behalf or otherwise, including, without limitation, the physical condition of the Properties, title to or the boundaries of the Real Property, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, and any other information pertaining to the Properties or the market and physical environments in which they are located. The Company acknowledges (i) that the Company has entered into this Agreement with the intention of making and relying upon its own investigation or that of third parties with respect to the physical, environmental, economic and legal condition of each Property and (ii) that the Company is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in this Agreement or in any document to be delivered to the Company at the Closing made by the HSD Parties. The Company further acknowledges that it has not received from or on behalf of the HSD Parties any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of third party accounting, tax, legal, architectural, engineering, property management and other advisors.

      SECTION 8.  REPRESENTATIONS AND WARRANTIES OF COMPANY.
      ---------   -----------------------------------------

      To induce the HSD Parties to enter in this Agreement, the Company represents and warrants to the HSD Parties as follows:

      8.1  Status and Authority of the Company.  The Company is a Maryland real
           -----------------------------------
estate investment trust duly organized, validly existing and in trust good standing under the laws of the State of Maryland, and has all requisite power and authority under the laws of such state and under its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Company has duly qualified and is in good standing as a trust or unincorporated business association in each jurisdiction in which the nature of the business conducted by it requires such qualification, except where the failure to do so could not reasonably be expected to have a material adverse effect.

      8.2  Action of the Company.  The Company has taken all necessary action to
           ---------------------
authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by the Company on or prior to the Closing Date such document shall constitute the valid and binding obligation and agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

      8.3  No Violations of Agreements.  Neither the execution, delivery or
           ---------------------------
performance of this Agreement by the Company, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which the Company is bound.

      8.4  Litigation.  No investigation, action or proceeding is pending and,
           ----------
to the Company's knowledge, no action or proceeding is threatened and no investigation looking toward such an action or proceeding has begun, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

      8.5  Financing.  The Company has the financial capacity to consummate the
           ---------
transactions contemplated hereby without obtaining financing specific to this transaction.

     The representations and warranties made in this Agreement by the Company shall be continuing and shall be deemed remade by the Company as of the Closing Date with the same force and effect as if made on, and as of, such date. The Company's liability with respect to the representations and warranties made in Section 8.1 and 8.2 shall survive the
                                       -------------------
Closing indefinitely. The Company's liability with respect to all other representations and warranties made in this Agreement by the Company shall survive the Closing for a period of one (1) year, after which the Company shall have no liability with respect thereto other than as to any matters for which claims have been asserted prior to the expiration of such one (1) year period.

      SECTION 9.  COVENANTS OF THE HSD PARTIES.
      ---------   ----------------------------

      The HSD Parties hereby covenant with the Company between the date of this Agreement and the Closing Date as follows:

      9.1  Compliance with Laws, Etc.  To comply or to cause compliance, in all
           --------------------------
material respects, with (i) all applicable laws, regulations and other requirements from time to time of every governmental body having jurisdiction of the Partnership, the Properties or the use or occupancy of the Improvements located on the Real Property and (ii) all terms, covenants and conditions of all instruments of record and other agreements affecting the Partnership or the Properties.

      9.2  Approval of Agreements.  Except as otherwise authorized by this
           ----------------------
Agreement or in the ordinary course of business, not to enter into, modify, amend or terminate any agreement with respect to the Properties or the Partnership which would encumber or be binding upon such Properties from and after the Closing Date without in each instance obtaining the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned.

      9.3  Notice of Material Changes or Untrue Representations. Upon learning
           ----------------------------------------------------
of any material change in any condition with respect to any of the Partnership or the Properties or of any event or circumstance which makes any representation or warranty of the HSD Parties to the Company under this Agreement untrue or misleading in any material respect, promptly to notify the Company thereof (the Company agreeing, on learning of any such fact or condition, promptly to notify the HSD Parties thereof).

      9.4  Operation of Properties.  To continue to operate each of the
           -----------------------
Properties as a Homestead Village hotel, in a good and businesslike fashion consistent with their past practices and to cause each of the Properties to be maintained in good working order and condition in a manner consistent with their past practice.

      9.5  Financial Information.  To provide to the Company, promptly upon
           ---------------------
written request, at the HSD Parties' sole cost and expense, such audited and unaudited financial and other information and certifications of the HSD Parties with respect to the HSD Parties, the Properties, the Partnership and the Interests, as the Company may from time to time reasonably request and, if required or requested, to permit the Company to incorporate by reference any information included in filings made by HSD with the Securities and Exchange Commission. The provisions of this Section 9.5 shall
                                                               -----------
survive the Closing.

      SECTION 10.  APPORTIONMENTS.
      ----------   --------------

      10.1 Real Property Apportionments.  Representatives of the Company and the
           ----------------------------
HSD Parties shall perform any and all of the adjustments and apportionments which are appropriate and usual for a transaction of this nature and taking into account the simultaneous execution of the Lease. The adjustments hereunder shall be calculated or paid in an amount based upon a fair and reasonable estimated accounting performed and agreed to by representatives of the HSD Parties and the Company at or prior to the Closing. Subsequent final adjustments and payments shall be made in cash or other immediately available funds as soon as practicable after the Closing Date and in any event within ninety (90) days after such Closing Date, based upon an agreed accounting performed by representatives of the HSD Parties and the Company. In the event the parties have not agreed with respect to the adjustments required to be made pursuant to this Section 10.1 within such ninety-day period, upon application by
                 ------------
either party, Arthur Andersen LLP or other certified public accountants reasonably acceptable to the Company and the HSD Parties shall determine any such adjustments which have not theretofore been agreed to between the HSD Parties and the Company. The charges of such accountant shall be borne by the HSD Parties.

      10.2 Closing Costs.  The HSD Parties shall pay all costs and expenses
           -------------
associated with the transactions contemplated hereby, including, without limitation, recording costs, title insurance premiums, the costs and expenses of preparing engineering and environmental reports, market studies and appraisals and attorneys fees and expenses and transfer taxes (whether imposed before or after Closing), except that the Company shall pay the fees and expenses of Sullivan & Worcester LLP.

      10.3 Tax Returns and Other Reports.  The parties hereto agree that the
           -----------------------------
Merger is being effected as a convenient mechanism to sell the Partnership's assets to the Company and then liquidate the interests of HVI and the Atlantic Partnership in the Partnership and, accordingly, the parties shall treat the Merger for all income Tax purposes as a sale by the Partnership of its assets followed by a complete liquidation of HVI's and Atlantic Partnership's interests in the Partnership. The parties shall cooperate with one another in the preparation of all Tax Returns, questionnaires, applications or other documents required to be filed. The parties shall make available to one another such records as may be required for the defense of any audit, examination or litigation of any Tax Return. The parties shall cooperate with one another to allocate as necessary under Section 1060 of the Code all the consideration under this Agreement provided by the Company in conformity with the past practice of the Company and its affiliates, provided that such allocations are reasonably acceptable to the HSD Parties. The HSD Parties shall, at their sole cost and expense, prepare and file all Tax Returns and other reports, filings, and amendments to be filed in respect of the Partnership or delivered to the Partnership's partners on or after the Closing Date, and pay any Taxes due with such report, filing, or amendment; provided, however, that,
                                                      --------  -------
the Company, at its request, shall be provided the opportunity to review and comment upon any such report, filing, or amendment at least ten (10) Business Days prior to its filing or delivery. If the Company or any of its affiliates receives a Tax refund attributable to a Tax Return of the Partnership filed by any of the HSD Parties, the Company shall remit such Tax refund to HSD.

     The obligations of the parties under this Section 10 shall survive the
                                               ----------
Closing.

     SECTION 11.  DEFAULT.
     ----------   -------

     11.1 Default by the HSD Parties.  If the HSD Parties shall have made any
          --------------------------
representation or warranty herein which shall be untrue or misleading in any material respect, or if the HSD Parties shall fail to perform any of the material covenants and agreements contained herein to be performed by the HSD Parties and such failure continues for a period of ten (10) days after notice thereof from the Company or if HSD shall default in its obligations under the Agreement to Lease and such default shall continue beyond the expiration of any applicable cure period, the Company may terminate this Agreement and/or the Company may pursue any and all remedies available to it at law or in equity, including, but not limited to, a suit for specific performance or other equitable relief, but in no event shall the Company seek to recover consequential, punitive or exemplary damages.

     11.2 Default by the Company.  If the Company shall have made any
          ----------------------
representation or warranty herein which shall be untrue or misleading in any material respect, or if the Company shall fail to perform any of the covenants and agreements contained herein to be performed by it and such failure shall continue for a period of ten (10) days after notice thereof from the HSD Parties or if HPT shall default in its obligations under the Agreement to Lease and such default shall continue beyond the expiration of any applicable cure period, the HSD Parties may, as its sole and exclusive remedy at law and in equity, terminate this Agreement. In the event that the HSD Parties shall so terminate this Agreement, the Company shall thereupon pay to the HSD Parties, as liquidated damages and not as a penalty, the sum of One Million Dollars ($1,000,000), whereupon, the Company shall have no further obligations hereunder, except for any obligations which, expressly by their terms, survive such termination.

      SECTION 12.  MISCELLANEOUS.
      ----------   -------------

      12.1 Agreement to Indemnify.  The HSD Parties shall indemnify and hold
           ----------------------
harmless the Company as set forth on the Indemnification Agreement attached hereto as Schedule E.
          ----------

      12.2 Brokerage Commissions.  Each of the parties hereto represents to the
           ---------------------
other parties that, except for Merrill Lynch, it dealt with no broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby. The HSD Parties shall be solely responsible for payment of any fees or other sums due Merrill Lynch. The HSD parties, on the one hand, and the Company, on the other, shall indemnify and hold harmless the other and its respective legal representatives, heirs, successors and assigns from and against any loss, liability or expense, including, reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by Merrill Lynch or any other broker, finder or like agent other than such loss, liability or expense arising from any breach of its representation made in this Section
                                                                      -------
12.2.  The provisions of this Section 12.2 shall survive the Closing and any
----                          ------------
termination of this Agreement.

      12.3 Publicity.  The parties agree that no party shall, with respect to
           ---------
this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement or the transactions contemplated to any third party without the consent of the other parties, which consent shall not be unreasonably withheld, delayed or conditioned, except as required by law or unless such action is taken based on advice of counsel given in good faith. No party, or its employees shall trade in the securities of the HSD Parties or of the Company, or any parent or affiliate of the HSD Parties or of the Company, until a public announcement of the transactions contemplated by this Agreement has been made. No party shall record this Agreement or any notice thereof, except as required by law or unless such action is taken based on advice of counsel given in good faith.

     As to any negotiations with public officials, public pronouncements, press releases or furnishing of information which a party is advised by counsel is required by law, the Company, on the one hand, and the HSD Parties, on the other, shall, to the extent reasonably practicable, consult with the other before commencing such action and provide the other with the opportunity to review and comment upon any press release or public statement. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form agreed to by the parties as of the execution of this Agreement.

      12.4 Notices.  (a)  Any and all notices, demands, consents, approvals,
           -------
offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

      (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

      (c) All such notices shall be addressed,

      if to the HSD Parties c/o:

          Homestead Village Incorporated
          2100 River Edge Parkway, Fl. 9
          Atlanta, GA  30328
          Attn:  Ms. Laura L. Hamilton
          [Telecopier No. (770) 859-1670]

      with a copy to:

          Homestead Village Incorporated
          125 Lincoln Avenue
          Santa Fe, NM  87501
          Attn:  Jeffrey A. Klopf, Esq.
          [Telecopier No. (505) 998-8920]

      and to:

          Mayer, Brown & Platt
          190 South LaSalle Street
          Chicago, IL 60603
          Attn;  Thomas S. Reif, Esq.
          [Telecopier No. (312) 701-7711]

     If to the Company, to:

          Hospitality Properties Trust
          400 Centre Street
          Newton, Massachusetts  02458
          Attn:  Mr. John G. Murray
          [Telecopier No. (617) 969-5730]

     with a copy to:

          Sullivan & Worcester LLP
          One Post Office Square
          Boston, Massachusetts  02109
          Attn:  Jennifer B. Clark, Esq.
          [Telecopier No. (617) 338-2880]

     (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

     12.5 Waivers, Etc.  Any waiver of any term or condition of this Agreement,
          -------------
or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or any other provision hereof. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

     12.6 Assignment; Successors and Assigns.  This Agreement and all rights
          ----------------------------------
and obligations hereunder shall not be assignable by any party without the written consent of the other parties, except that the Company may assign this Agreement to any entity affiliated with the Company. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

     12.7 Severability.  If any provision of this Agreement shall be held or
          ------------
deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

      12.8 Counterparts, Etc.  This Agreement may be executed in two or more
           ------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

      12.9 Governing Law.  This Agreement shall be interpreted, construed,
           -------------
applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than The Commonwealth of Massachusetts; or
(vii) any combination of the foregoing; provided, however, that Delaware Law and
                                        --------  -------
Maryland Law shall govern the Merger.

     To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in The Commonwealth of Massachusetts as is provided by law; and the parties consent to the jurisdiction of said court or courts located in The Commonwealth of Massachusetts and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

      12.10 Performance on Business Days.  In the event the date on which
            ----------------------------
performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

      12.11 Attorneys' Fees.  If any lawsuit or arbitration or other legal
            ---------------
proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party's costs and expenses, including reasonable attorneys' fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

      12.12 Section and Other Headings.  The headings contained in this
            --------------------------
Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

      12.13 Nonliability of Trustees.  THE DECLARATION OF TRUST ESTABLISHING THE
            ------------------------
COMPANY, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF
 -----------
THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HPT HSD PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

      12.14 Further Assurances.  On and after the Closing Date, the parties
            ------------------
hereto shall execute and deliver such other documents, releases, assignments and other instruments as may be reasonably required by any party to effectuate completely the transactions contemplated by this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

                              HSD PARTIES:

                              HOMESTEAD VILLAGE INCORPORATED


                              By: /s/ Michael Cy
                                  ------------------------------
                                    Its (Vice) President

                              HVI INCORPORATED


                              By:  /s/ Michael Cy
                                 _______________________________
                                    Its (Vice) President


                              HOMESTEAD VILLAGE LIMITED PARTNERSHIP

                              By:   HVI Incorporated, its general partner


                                    By:  /s/ Michael Cy
                                       __________________________
                                         Its (Vice) President

                              ATLANTIC HOMESTEAD VILLAGE LIMITED PARTNERSHIP

                              By:   Atlantic Homestead Village (1)
                                    Incorporated, its general
                                    partner

                              By:  /s/ Michael Cy
                                 _____________________________
                                         Its (Vice) President

                              ATLANTIC HOMESTEAD VILLAGE (1)
                              INCORPORATED


                              By:  /s/ Michael Cy
                                 _____________________________
                                    Its (Vice) President


                              COMPANY:

                              HPT HSD PROPERTIES TRUST


                              By:  /s/ John Murray
                                 _____________________________
                                    Its (Vice) President


     The undersigned hereby guarantees the obligations of HPT HSD Properties Trust under this Agreement.

                              HOSPITALITY PROPERTIES TRUST

                              By:  /s/ John Murray
                                 _____________________________
                                    Its (Vice) President